UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 27, 2017

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 27, 2017, GulfMark Offshore, Inc. (the “Company”) received written notice from the New York Stock Exchange (the “NYSE”) that the average closing price per share of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), over a prior period of 30 consecutive trading days was below $1.00 per share, which is the minimum average closing price required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual.

As required by the NYSE, the Company plans to notify the NYSE, within 10 business days of receipt of such notice, regarding its intent to cure this deficiency or be subject to the NYSE’s suspension and delisting procedures. No assurance can be given that the Company will be able to regain compliance with these requirements or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual. Section 802.01B of the NYSE Listed Company Manual provides that the NYSE will promptly initiate suspension and delisting procedures with respect to the Company if the NYSE determines that the Company has average global market capitalization over a consecutive 30 trading-day period of less than $15 million. The Company’s global market capitalization is currently significantly less than $15 million, and has been since March 15, 2017. Accordingly, the Company may be subject to suspension and delisting under this NYSE standard. If the Company is suspended from trading pending delisting, it is anticipated that the Common Stock would be quoted in the “Pink Sheets” of the OTC Markets Group, Inc. (“OTC Pink”). The OTC Pink is a significantly more limited market than the NYSE, and quotation on the OTC Pink may result in a less liquid market available for existing and potential stockholders to trade the Common Stock and could further depress the trading price of the Common Stock. There can be no assurance that any public market for the Common Stock will exist in the future or that the Company will be able to relist its Common Stock on a national securities exchange.

If the Common Stock ultimately were to be suspended from trading and delisted for any reason, it could have adverse consequences including, among others, reduced trading liquidity of the Common Stock, lower demand and market price for those shares, adverse publicity and a reduced interest in the Company from investors, analysts and other market participants. In addition, a suspension or delisting could impair the Company’s ability to raise additional capital through equity or debt financing and the Company’s ability to attract and retain employees by means of equity compensation.

Item 7.01.	Regulation FD Disclosure.

On March 31, 2017, the Company issued a press release announcing the receipt of the notice of noncompliance from the NYSE. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit number	Description
99.1	Press release dated March 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2017	GULFMARK OFFSHORE, INC.

	By:	/s/ James M. Mitchell
James M. Mitchell
Executive Vice President & Chief Financial Officer

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